EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

FLIR Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-82194, 33-82676, 33-92548, 333-65063, 333-36206, 333-102992, 333-111954 and 333-125822) on Form S-8 and (No. 333-108568) on Form S-3 of FLIR Systems, Inc. of our reports dated February 28, 2008, with respect to the consolidated balance sheets of FLIR Systems, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of FLIR Systems, Inc.

Our report on the consolidated financial statements refers to FLIR System Inc.’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Portland, Oregon

February 28, 2008